EXHIBIT 10.3

FIRST SUPPLEMENTAL INDENTURE

Dated as of February 8, 2011

to

INDENTURE

Dated as of July 7, 2008

Between

CAPITOL BANCORP LTD.,

as Issuer

and

MANUFACTURERS AND TRADERS TRUST COMPANY

as Successor Trustee to Wells Fargo Bank, N.A.

10.5% JUNIOR SUBORDINATED DEBENTURES DUE 2038

First Supplemental Indenture, dated as of February 8, 2011 (this “Supplemental Indenture”), between Capitol Bancorp Ltd., a bank holding company duly organized and existing under the laws of the State of Michigan (the “Company”), and Manufacturers and Traders Trust Company, a New York banking corporation, as Successor Trustee (the “Trustee”) to Wells Fargo Bank, N.A. (the “Original Trustee”).

RECITALS

WHEREAS, the Company executed and delivered the Indenture, dated as of July 7, 2008, to the Original Trustee (the “Indenture”), to provide for the issuance of the Company’s Debentures;

WHEREAS, pursuant to the terms of the Indenture, the Company has deferred the payment of interest by extending the interest payment period of the Debentures for up to 20 consecutive quarters beginning on June 30, 2009;

WHEREAS, pursuant to the terms of the Indenture, the Company is restricted from entering into certain transactions during the Extended Interest Payment Period;

WHEREAS, the Company seeks to amend those restrictions as they relate to the redemption of certain debt securities resulting from an exchange of the Company’s common stock for trust preferred securities issued by a subsidiary of the Company;

WHEREAS, the Company has obtained the consent of the holders of not less than a majority in liquidation preference of the Debentures and Trust Securities pursuant to Section 11.2 of the Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the terms of this Supplemental Indenture, and for the purpose of setting forth, as provided in the Indenture, the Company covenants and agrees, with the Trustee, as follows:

ARTICLE 1.

AMENDED SECTIONS

Section 1.1  Section 5.6 of the Indenture is replaced in its entirety with the following language:

“SECTION 5.6  LIMITATION ON TRANSACTIONS.

If Debentures are issued to the Trust or a trustee of the Trust in connection with the issuance of Trust Securities by the Trust and (i) there shall have occurred any event that would constitute an Event of Default; (ii) the Company shall be in default with respect to any of its obligations under the Preferred Securities Guarantee relating to the Trust; or (iii) the Company shall have given notice of its election to defer payments of interest on such Debentures by extending the interest payment period as provided in this Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (A) dividends or distributions in common stock of the Company or any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (B) purchases of common stock of the Company related to the rights under any of the Company’s benefit plans for its directors, officers or employees, or (C) as a result of a reclassification of its capital stock); and (b) the Company shall not make any payment of interest, principal or premium, if any, or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Debentures (other than, with respect to (a) and (b) above, as a result of any exchange or conversion of any class or series of the Company’s capital stock (or any securities issued by a subsidiary of the Company) for any class or series of the Company’s capital stock or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock (or any securities issued by a subsidiary of the Company)); provided, however, that the Company may make payments pursuant to its obligations under the Preferred Securities Guarantee.”

ARTICLE 2.

MISCELLANEOUS

Section 2.1  Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 2.2  Capitalized Terms.  Capitalized terms shall have the meaning ascribed to them under the Indenture.

Section 2.3  Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of New York.

Section 2.4  Separability. In case any one or more of the provisions contained in the Indenture or this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Indenture or this Supplemental Indenture, but the Indenture and this Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 2.5  Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

Capitol Bancorp Ltd.

By:   _________________________
 Name:
 Title:

Manufacturers and Traders
Trust Company,
   as Trustee

By:   _________________________
 Name:
 Title: